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Exhibit 3.60

MARATHON GRAPHIC ART DISTRIBUTION INC./

DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.

FEDERAL BY-LAWS

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	4.10	Meeting by Telephone	6
	4.11	Resolution in Lieu of Meeting	6
	4.12	Votes to Govern	7
	4.13	Sole Director	7
	4.14	Remunerations and Expenses	7
5.00	OFFICERS		7
	5.01	Appointment	7
	5.02	Powers of the Officers	7
	5.03	Other Positions	7
	5.04	Plurality of Offices	8
	5.05	Term of Office	8
	5.06	Resignation and Removal from office	8
	5.07	Delegation of Powers	8
	5.08	Vacancies	8
	5.09	Remuneration	8
6.00	LIABILITY OF THE DIRECTORS, OFFICERS AND OTHER AGENTS		8
	6.01	Limitation of the Liability	8
	6.02	Indemnity	9
7.00	SHARES		9
	7.01	Allotment of Shares	9
	7.02	Share Certificates	9
8.00	BORROWING AND SECURITIES		9
	8.01	Borrowing Powers	9
	8.02	Delegation	10
9.00	ADOPTION, ABROGATION AND AMENDMENTS		10
10.00	EFFECTIVE DATE		10

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1.00	INTERPRETATION

Unless otherwise indicated in this by-law, the present by-law must be interpreted, in conformity with the Canada Business Corporation's Act, 23-24 S.C. 1974-75, C.33 and any amendments thereof or any other statute having replaced the former, hereinafter referred to as the "Act".
The term "Articles" in the present by-law refers to the articles of incorporation of the Corporation and any articles of amendment that may have subsequently been deposited with the Director.
Words and expressions defined in the Act have the same meaning when used herein.
Words importing the singular number include plural and vice-versa; words importing gender include the masculine, feminine, and neuter.
Words importing a person are deemed to include individuals, partnerships, incorporated or non-incorporated partnerships, companies, corporations, trusts, and other non-incorporated organizations.

In all cases where a provision of the present by-law or any other by-law of the Corporation comes in conflict with or deviates from a provision of a Unanimous shareholders' agreement according to Article 140(2) of the Act, the provision of the shareholders' agreement shall prevail.
2.00	BUSINESS OF THE CORPORATION
	2.01	Head Office
The Board of Directors may, from time to time, by resolution, fix the location of the head office of the Corporation within the limits of the place indicated in the Articles.
	2.02	Corporate Seal
Until changed or abolished by the Board of Directors, the corporate seal of the Corporation shall be in the form impressed hereon.
	2.03	Financial Year
Until changed by resolution of the Board of Directors, the financial year of the Corporation shall end on the THIRTY-FIRST (31rst) day of August of each year.

	2.04	Judicial Procedures
Any director or person designated by the board is authorized and has the power:
		a)	to represent the Corporation in any seizure by garnishment proceedings, before or after judgment, that may be taken involving the Corporation;
		b)	to prepare the affidavits that may be required in case of opposition proceedings or any other judicial procedures.
		c)	to make any claim for dissolution or liquidation or any request for bankruptcy against any of the Corporation's debtors;
		d)	to be present and vote at creditors' meetings and to grant proxies concerning these meetings;
e)
to answer any interrogation on Facts and Articles and other procedures that could be necessary in a litigation concerning the Corporation. The Board of Directors may designate, by resolution, any person to represent the Corporation on any particular occasion concerning any other affair
3.00	SHAREHOLDERS' MEETINGS
	3.01	Annual Meeting

At the end of each financial year, within the period of time prescribed by the Act, the annual shareholders' meeting shall be held at such time in each year and at such place as the Board of Directors may determine for the purposes of considering the financial statements and auditors' reports, electing the directors and appointing an auditor or renewing his mandate.
	3.02	Place of Meetings
Shareholders' meetings shall be held at the head office of the Corporation or at any other place determined by the Board of Directors.
	3.03	Notice of Meetings

Notice of the date, time, place and nature of any special affairs to be discussed at the shareholders' annual meeting must be sent to each shareholder of the Corporation carrying the right to vote at said meeting, to each director and to the Corporation's auditor not less than twenty-one (21) nor more than fifty (50) days prior to the date of the meeting.

3.04	Waiver of Notice

A shareholder and any other person entitled to attend a meeting may, in any manner, waive notice of a shareholders' meeting; attendance by any such person at a shareholders' meeting shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on a grounds that the meaning is not lawfully called.
3.05	Meetings Without Notice
A shareholders' meeting may be held without notice at any time and place permitted by the Act
a)
If all the shareholders entitled to vote at such a meeting are present in person or duly represented, or if those not present or represented waive notice of, or otherwise consent to such meeting being held, and
	b)	If the auditor and all of the directors are present or have waived notice of, or otherwise consented to such meeting being held.

Any business that can be transacted at a shareholders' meeting may be transacted at such a meeting. If the meeting is held at a place outside of Canada, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such a meeting, shall also be deemed to have consented to the meeting being held at such place.
3.06	Quorum
Any shareholders' meeting, the holders of a majority of the shares entitled to vote at a shareholders' meeting, whether present in person or by proxy, constitute a quorum.
3.07	Right to Vote

Subject to the Articles of the Corporation, each shareholder entitled to vote at a shareholders' meeting and who is present in person or duly represented by proxy, has the right to one vote for each voting share registered in his name in the securities register of the Corporation as of the record date determined by the Board of Directors.
3.08	Proxy Holders and Representatives

Every shareholder entitled to vote at a shareholders' meeting may appoint a proxy holder who does not necessarily have to be a shareholder of the Corporation, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.
3.09	Deposit of Proxies

The Board of Directors may specify in a notice calling for a shareholders' meeting, a date preceding the date of such meeting by not more than forty-eight (48) hours, excluding legal holidays, before which time all proxies to be used at such meeting must be deposited.

A proxy shall be acted upon only if, prior to the date so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such date having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.
3.10	Votes to Govern

Subject to the provisions of the Act, the Articles of the Corporation, its by-laws or a unanimous shareholders' agreement, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman or any director or officer shall not be entitled to a second or casting vote.
3.11	Show of Hands

Any question at a shareholders' meeting shall be decided by a show of hands, unless the ballot thereon is required or demanded by a shareholder or a proxy holder having voting rights at a shareholders' meeting and agreed upon by a majority of votes.
3.12	Resolution in Writing

Except when otherwise provided by the Act, a resolution in writing, signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders, is as valid and will have the same effect as if it had been passed at a shareholders' meeting.
3.13	Sole Shareholder
Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder, present in person or duly represented by proxy, constitutes a meeting.

4.00	BOARD OF DIRECTORS
	4.01	Number of Directors

Subject to the provisions of Article 100(1) of the Act, the Board of Directors shall be composed of directors who not only possess the qualities required of them by the shareholders but must also be comprised of a majority of Canadian residents.
The Board of Directors shall consist of a minimum number of ONE (1) directors and a maximum number of TEN (10) directors.
	4.02	Quorum
At any meeting of the Board of Directors, a majority of the number of directors specified by the Articles or by a resolution of the shareholders, constitutes the quorum.
	4.03	Election and Term

The election of directors shall take place at the first meeting of shareholders and subsequently at each annual meeting of shareholders. All the directors then in office shall retire, but, if qualified, shall be eligible for re-election. If an election of directors is not held at the time and period indicated, the incumbent directors shall continue in office until their successors are elected.
	4.04	Removal of Directors
Subject to the provisions of the Act, the shareholders may, by resolution passed at a meeting especially called for such purpose remove any director from office.
	4.05	Vacancies

Should any vacancy be created on the Board of Directors due to death, resignation, withdrawal or loss of eligibility of a director, excepting however any vacancy resulting from an increase in the number of Directors on the Board, said vacancy may be filled by the remaining members of the Board of Directors provided they hold quorum or, if such is not the case, by a meeting of the shareholders.
So long as the quorum is maintained, the remaining directors of the board may exercise all of the powers of the Board of Directors.

4.06	Powers of the Board

Subject to any Unanimous shareholders' agreement, the board shall manage the business and affairs of the Corporation. Subject to section 4.10 of the present by-law, the powers of the board may be exercised by way of resolutions adopted at a meeting at which a quorum is present, or by resolutions in writing signed by all the directors entitled to vote on such resolutions at a meeting of the Board of Directors.
4.07	Calling of Meeting
A meeting of the Board of Directors may be any of the directors of the Corporation.
4.08	Notice of Meeting

Notice of the date, time, and place of each meeting of the Board of Directors shall be given by hand, sent by mail, or telegraphed to each director not less than forty-eight (48) hours before the time when a meeting is held. A notice of a meeting of directors may also specify the purpose of, or the business to be transacted at the meeting.
4.09	Waiver of Notice

A director entitled to attend a meeting of the Board of Directors may, in any manner, waive notice of a meeting of the Board of Directors, and attendance of any such person at a meeting of the board shall constitute a waiver of notice of the meeting, except when such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.
4.10	Meeting by Telephone

If all the directors of the Corporation consent, a director may participate in a meeting of the board by means of such communication facilities permitting all persons participating in "a meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.
4.11	Resolution in Lieu of Meeting

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the Board of Directors, is as valid as if it had been passed at a meeting of the Board of Directors.

	4.12	Votes to Govern

At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.
	4.13	Sole Director
Where the Corporation has only one director, said director constitutes a meeting.
	4.14	Remunerations and Expenses

Subject to any unanimous shareholders' agreement, the Directors will receive for their services such remuneration as the Board of Directors may, from time to time, determine. The directors shall also be entitled to be reimbursed for expenses properly incurred by them in the execution of their functions. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration thereof.
5.00	OFFICERS
	5.01	Appointment

Subject to the Articles or any Unanimous shareholders' agreement, the Board of Directors may annually, or when it is obliged to do so, appoint a president, one or more vice-presidents, a secretary, one or more assistant secretaries and one or more assistant treasurers. None of those officers need to be directors of the Corporation. If the same person performs the duties of the secretary and the treasurer, this person may be designated as the secretary-treasurer.
	5.02	Powers of the Officers

The officers of the Corporation shall enjoy all of the powers and assume all of the responsibilities traditionally attached to their functions subject however to the provisions of the Act, the Articles of the Corporation, its By-Laws or any resolution of the Board of Directors on the matter.
	5.03	Other Positions

The Board of Directors may, when need be, create other positions and appoint such other officers and agents, as it shall deem necessary, who shall have such authority and shall perform such duties as may, from time to time, be prescribed by resolution of the Board of Directors.

	5.04	Plurality of Offices
Two or more of the aforesaid officers may be held by the same person.
	5.05	Term of Office
An officer's term of office shall be from the date on which he is appointed until of his replacement.
	5.06	Resignation and Removal from office

An officer may, at any time, submit in writing his resignation to the Board of Directors. Any officer, subject to an agreement that may exist between himself and the Corporation, may be removed by resolution of a majority of the members of the Board of Directors at any time, with or without cause.
	5.07	Delegation of Powers

In case of absence or inability to act of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the required time, all or any of the powers of such officer to any other officer or director.
	5.08	Vacancies
All vacancies among the officers are filled by the Board of Directors.
	5.09	Remuneration

Subject to any Unanimous shareholders' agreement, the officers and other employees of the Corporation shall be paid such remuneration, for their services, as the Board of Directors may, from time to time, determine
6.00	LIABILITY OF THE DIRECTORS, OFFICERS AND OTHER AGENTS
	6.01	Limitation of the Liability

Within the limits provided for in the Act, the Corporation shall indemnify a director or officer, or former director or officer, or a person who acts or has acted at the Corporation's request as a director or officer of a body corporate, of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges, and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, or administrative action, or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation, or such body corporate, if the Corporation has reasonable grounds for believing that his conduct was lawful.
	6.02	Indemnity

Without restricting the general application of article 6.01 of the present by-law, the Corporation's directors are hereby authorized, without consent or confirmation from the shareholders, to indemnify any director or other person who has incurred or is about to incur his liability in respect of the affairs of the Corporation, and has warranted payment by mortgage or otherwise, the payment of any loss which the director could sustain due to his commitment.
7.00	SHARES
	7.01	Allotment of Shares

Subject to the Act, the Articles of the Corporation or any Unamimous shareholders' agreement, the directors may, from time to time, allot or grant shares or options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the Board of Directors shall determine by resolution.
	7.02	Share Certificates

Share certificates shall be, such as the Board of Directors may, from time to time, approve by resolution, and such share certificates must be signed by at least one director or officer of the Corporation or as otherwise specified by the directors.
8.00	BORROWING AND SECURITIES
	8.01	Borrowing Powers
Subject to the Articles of the Corporation or a Unanimous shareholders' agreement, the Board of Directors may, from time to time,
		a)	Borrow money upon the credit of the Corporation in conformity with terms and conditions deemed to be suitable;
		b)	Issue, sell, or pledge debentures, or other securities of the Corporation, in conformity with terms and conditions deemed to be suitable;
		c)	Mortgage, hypothecate, pledge, or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation to secure any such debentures, securities, loans or other enterprises of the Corporation.
	8.02	Delegation

The Board of Directors may, from time to time, delegate to one or more officers or employees of the Corporation designated by the board, all or part of the above-mentioned powers, to such extent and in such manner as the board may determine at the time of such delegation.
9.00	ADOPTION, ABROGATION AND AMENDMENTS

The Board of Directors may, from time to time, adopt or promulgate new by-laws, in conformity with the Act and the Articles of the Corporation. It may also abrogate, amend, or restore other by-laws of the Corporation.

These new by-laws, amendments or restorations will be applicable only until the next annual shareholders' meeting. Unless a special meeting is convened for the purpose of sanctioning said new by-laws, amendments or restorations, they will thereafter no longer be applicable.
10.00	EFFECTIVE DATE
The present by-law will take effect the day ratification by the shareholders, in conformity with the provisions of the Act.
ADOPTED by the Board of Directs this 15th day of DECEMBER 1983.
RATIFIED by the shareholders this 15th day of DECEMBER 1983.
SECRETARY
MICHEL COUTU

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  Exhibit 3.60
MARATHON GRAPHIC ART DISTRIBUTION INC./ DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.